AMT Free Insured, Semi-annual Report, 1/31/06



Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2006 Putnam Management has
assumed $2,152 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 5).

72DD1 (000s omitted)		Class A	 5,213
					Class B	 1,276
					Class C	   131

72DD2 (000s omitted)		Class M	   20


73A1					Class A	0.282122
					Class B	0.235051
					Class C	0.223174

73A2					Class M	0.260526

74U1	(000s omitted)		Class A	 18,675
					Class B	  4,985
					Class C	    607

74U2	(000s omitted)		Class M	    77


74V1					Class A	14.88
					Class B	14.90
					Class C	14.90

74V2					Class M	14.92

85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.